As filed with the Securities and Exchange Commission on
November 14, 1996             Registration No. 333-__________






                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                             FORM S-8

                   REGISTRATION STATEMENT UNDER
                    THE SECURITIES ACT OF 1933

                    GREATER COMMUNITY BANCORP
   .....................................................
     (Exact name of issuer as specified in its charter)

          NEW JERSEY                22-2545165
 .................................................................
(State or other jurisdiction of    (IRS Employer
incorporation or organization)     Identification No.)

     55 UNION BOULEVARD, TOTOWA, NEW JERSEY  07512
 .................................................................
(Address of Principal Executive Offices)     (Zip Code)

         1996 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS
 .................................................................
                   (Full title of the plan)

                         GEORGE E. IRWIN
           55 UNION BOULEVARD, TOTOWA, NEW JERSEY 07512
 ................................................................
              (Name and address of agent for service)

                           201-942-1111
 .................................................................
   Telephone number, including area code, of agent for service

                 CALCULATION OF REGISTRATION FEE

                           Proposed     Proposed
Title of                   maximum      maximum
securities     Amount      offering     aggregate       Amount
to be          to be       price        offering          of
registered    registered   per share     price           fee

Common Stock   95,000      $16.875      $1,603,125      $552.81

                             PART II


        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents that have previously been filed with the Securities and Exchange Commission under Commission File No.
0-14294 are incorporated by reference into this Registration
Statement:

     1.   Annual Report on Form 10-KSB for the year ended
          December 31, 1995.

     2.   Quarterly Report on Form 10-QSB for the quarter ended
          March 31, 1996.

     3.   Quarterly Report on Form 10-QSB for the quarter ended
          June 30, 1996.

     4.   Current Report on Form 8-K dated December 31, 1995.

     5.   Current Report on Form 8-K/A dated December 31, 1995.

     6.   Current Report on Form 8-K dated June 28, 1996

     7.   Current Report on Form 8-K dated July 3, 1996.

     8.   Current Report on Form 8-K dated July 30, 1996.

     9.   Registration Statement under the Securities Exchange
          Act of 1934 on Form 8-A, effective March 20, 1986.

     All documents filed by the Registrant pursuant to sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents.


Item 4.  Description of Securities

     The securities being registered are shares of the

Registrant's Common Stock, Par Value $1.00 Per Share. Such securities are described in the Registrant's Registration
Statement under the Securities Exchange Act of 1934 on Form 8-A, effective March 20, 1986, which Registration Statement is incorporated herein by reference as provided in Item 3 above.


Item 5.  Interests of Named Experts and Counsel.

     None.


Item 6.  Indemnification of Directors and Officers

     (1) Indemnification. Reference is made to Section 14A:3-5 of the New Jersey Business Corporation Act, which sets forth the extent to which a corporation may indemnify its directors, officers and employees. More specifically, such law empowers a corporation to indemnify a corporate agent against his expenses and liabilities incurred in connection with any proceeding (other than a derivative lawsuit) involving the corporate agent by reason of his being or having been a corporate agent if (a) the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and (b) with respect to any criminal proceeding, the corporate agent had no reasonable cause to believe his conduct was unlawful. For purposes of such law the term "corporate agent" includes any present or former director, officer, employee or agent of the corporation, and a person serving as a "corporate agent" at the request of the corporation for any other enterprise.

     With respect to any derivative action, the corporation is empowered to indemnify a corporate agent against his expenses incurred in connection with any proceeding involving the corporate agent by reason of his being or having been a corporate agent if the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, only the court in which the proceeding was brought can empower a corporation to indemnify a corporate agent against expenses with respect to any claim, issue or matter as to which the agent was adjudged liable to the corporation.

     The corporation may indemnify a corporate agent in a specific case if a determination is made by any of the following that the applicable standard of conduct was met: (i) the Board of Directors or a committee thereof, acting by a majority vote of a quorum consisting of disinterested directors; (ii) by independent legal counsel, if there is not a quorum of disinterested directors or if the disinterested quorum empowers counsel to make the determination; or (iii) by the shareholders.

     A corporate agent is entitled to mandatory indemnification to the extent that the agent is successful on the merits or otherwise in any proceeding, or in defense of any claim, issue or matter in the proceeding. If a corporation fails or refuses to indemnify a corporate agent, whether the indemnification is permissive or mandatory, the agent may apply to a court to grant him the requested indemnification. In advance of the final disposition of a proceeding, the corporation may pay an agent's expenses if the agent agrees to repay the expenses unless it is ultimately determine he is entitled to indemnification.

     In accord with such statutory provision, Article VI of the Registrant's By-laws provides as follows:


           "INDEMNIFICATION OF DIRECTORS AND OFFICERS"

          "(a) Proceedings by Others. Provided a specific determination has been made as set forth below, the Corporation shall indemnify any person who is or was a Director or officer of the Corporation, or the legal representative of any such Director or officer, against reasonable costs, disbursements, and expenses, reasonable counsel fees, and amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties, in connection with any proceeding involving such Director or officer by reason of his being or having been such a Director or officer, other than a proceeding by or in the right of the Corporation, if

          "(i) such Director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and

          "(ii) with respect to any criminal proceeding, such Director or officer had no reasonable cause to believe his conduct was unlawful.

     "The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such Director or officer did not meet the applicable standards of conduct set forth in subparagraphs (i) and (ii) hereof. No indemnification called for by this paragraph shall be made by the corporation unless authorized in the specific case upon a determination that indemnification is proper in the circumstances because the Director or officer met the standard of conduct set forth in subparagraph (i) and, if applicable, (ii) of this paragraph (a). Such determination shall be made

          "(1) by the Board of Directors acting by a quorum of

     Directors who were not parties to the proceeding; or

          "(2) if such a quorum is not obtainable, or even if obtainable and a quorum of the disinterested Directors so directs, by independent legal counsel in a written opinion;
     or

          "(3) by its Shareholders.

          "(b) Proceedings by Corporation. Provided a specific determination has been made, or court order entered, as set forth below, the Corporation shall indemnify any person who is or was a Director or officer of the Corporation against his reasonable costs, disbursements and counsel fees in connection with any proceeding by or in the right of the Corporation to procure a judgment in its favor which involves such Director or officer by reason of his being or having been such Director or officer, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. However, in no such proceeding shall indemnification be provided in respect of any claim, issue or matter as to which such Director or officer shall have been adjudged to be liable for negligence or misconduct, unless and only to the extent that the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, in view of all circumstances of the case such Director or officer is fairly and reasonably entitled to indemnity for such reasonable costs, disbursements and counsel fees as the court shall deem proper. No indemnification called for by this paragraph shall be made by the Corporation unless ordered by a court, or unless authorized in the specific case upon a determination that indemnification is proper in the circumstances because the Director or officer met the standard of conduct set forth above in this paragraph (b). Such determination shall be made in one of three (3) manners referred to in the last sentence of paragraph (a) of this Article.

          "(c) Required Indemnification. Notwithstanding the requirements of paragraphs (a) and (b) for a determination that indemnification is proper in a specific case, the Corporation shall in all cases indemnify any person who is or was a Director or officer of the Corporation against reasonable costs, disbursements and counsel fees to the extent that such Director or officer has been successful on the merits or otherwise in any proceeding referred to in paragraphs (a) and (b) of this Article or in defense of any claim, issue or matter therein.

          "(d) Advance Payment of Expenses Permitted. Reasonable cost, disbursements and counsel fees incurred by a Director or officer of the Corporation in connection with a proceeding may be paid by the Corporation in advance of the final disposition of the proceeding upon receipt of any undertaking by on behalf of the Director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified as provided in this Article.

          "(e) Proceeding Defined. As used in this Article VI, the term "proceeding" means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding.

          "(f) Provisions not Exclusive. The indemnification provided by this Article shall be in addition to, and not exclusive of, any other rights to which a Director or officer, or any rights to which an employee or agent, of the Corporation may be entitled under the laws of the State of New Jersey or under any agreement, vote of shareholders, or otherwise."

     (2) Insurance Coverage. Effective January 1, 1996, the registrant purchased directors and officers liability insurance coverage for a term of one year. The policy will indemnify the registrant, its officers and directors and the officers and directors of its subsidiaries against certain claims in the aggregate amount of $3 million with a standard deductible amount per claim. The coverage of such policy includes liabilities arising under the Securities Act of 1933, as amended.

         (3) Exculpation.  Paragraph  7  of  the  Certificate  of
Incorporation of Greater Community Bancorp, as amended, provides as follows:

          "A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for damages for breach of any duty owed to the Corporation or its stockholders, except that this provision shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its stockholders, (b) not in good faith or involving a knowing violation of law, or (c) resulting in receipt by such person of an improper personal benefit. Any repeal or modification of this Article by the stockholders of the Corporation or otherwise shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification."

Item 7.  Exemption form Registration Claimed.

         Not applicable.


Item 8.    Exhibits

         The following exhibits are being filed with this Registration Statement

         4.1 Restated Certificate of Incorporation filed July 3, 1996. (Incorporated by reference to Exhibit
                    3.1 to Report on Form 8-K dated July 3, 1996.)

         4.2 Bylaws of Greater Community Bancorp, adopted June 13, 1985. (Incorporated by reference to Exhibit 3(b), Item 25, Part II of Form S-18, Registration No. 2-99343-NY, effective September 30, 1985.)

         4.3 Amendment to Bylaws amending Article III, Section 8, increasing age qualification from 70 to 75 under certain circumstances (Incorporated by reference to Exhibit 3.6, Item 21(a), Part II of Form S-4, Registration No. 33-62915, effective November 9, 1995.

         4.4 Amendment to Bylaws amending Article III, Section 1 to increase stated time period from 90 to 120 days (Incorporated by reference to Exhibit 3.7, Item 21(a),
                    Part II of Form S-4, Registration No. 33-62915, effective November 9, 1995).

         5.1 Opinion of Williams, Caliri, Miller & Otley, a Professional Corporation, as to the legality of the securities being registered.

         23.1 Consent of Williams, Caliri, Miller & Otley, a Professional Corporation (included in Exhibit 5.1).

         23.2       Consent of Arthur Andersen LLP

         24.1 Power of Attorney of Certain Directors and Officers (included on signature page of this Registration Statement).

         99.1 1996 Stock Option Plan For Nonemployee Directors of Greater Community Bancorp.

Item 9.  Undertakings

         The Undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)  To include any prospectus required by section
          10(a) (3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of The Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                               SIGNATURES

         Pursuant to the requirement of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Totowa, State of New Jersey, on November 13, 1996.

                             GREATER COMMUNITY BANCORP


                             By:  /s/ George E. Irwin
                                 GEORGE E. IRWIN
                                President and Director


         We, the undersigned directors and officers of Greater Community Bancorp, do hereby jointly and severally appoint George E. Irwin our true and lawful attorney and agent, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable Greater Community Bancorp to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange
Commission, in connection with this Registrant on Statement on Form S-8, including specifically but without Limitation, power of authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendment (including post-effective amendments) and supplements hereto, and we do each hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date: November 13, 1996

                               /s/ John Soldoveri
                             JOHN SOLDOVERI
                             Chairman of the Board,
                             Principal Executive Officer
                             and Director

Date: November 13, 1996
                               /s/ George E. Irwin
                             GEORGE E. IRWIN
                             President and Director

Date: November 13, 1996
                                /s/ Naqi A. Naqvi
                             NAQI A. NAQVI
                             Treasurer, Principal Financial
                             Officer and Principal Accounting
                             Officer

Date: November 13, 1996
                               /s/ Alfred R. Urbano
                             ALFRED R. URBANO
                             Director

Date: November 13, 1996
                                /s/ Robert Conklin
                             ROBERT CONKLIN
                             Director

Date: November  , 1996

                             JOSEPH A. LOBOSCO
                             Director

Date: November 13, 1996
                               /s/ M. A. Bramante
                             M. A. BRAMANTE
                             Director

Date: November  , 1996

                             CHARLES J. VOLPE
                             Director

Date: November 13, 1996
                               /s/ Anthony M. Bruno, Jr.
                             ANTHONY M. BRUNO, JR.
                             Vice Chairman of the Board
                             and Director

Date: November 13, 1996        /s/ C. Mark Campbell
                             C. MARK CAMPBELL
                             Executive Vice President
                             and Director

Date: November  , 1996

                             WILLIAM T. FERGUSON
                             Director

                                    Registration No.

=====================================================================

                   SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C. 20549






                                EXHIBITS

                               FILED WITH

                                FORM S-8

                         REGISTRATION STATEMENT

                                  UNDER

                       THE SECURITIES ACT OF 1933




                        GREATER COMMUNITY BANCORP

         (Exact name of Registrant as specified in its charter)
======================================================================

                        EXHIBIT INDEX


         The documents listed below are being filed as Exhibits to the within Registration Statement on Form S-8.

Number                  Title

         4.1 Restated Certificate of Incorporation filed July 3, 1996. (Incorporated by reference to Exhibit 3.1 to Report on Form 8-K dated July 3, 1996.)

         4.2 Bylaws of Greater Community Bancorp, adopted June 13, 1985. (Incorporated by reference to Exhibit 3(b), Item 25, Part II of Form S-18, Registration No. 2-99343-NY, effective September 30, 1985.)

         4.3 Amendment to Bylaws amending Article III, Section 8, increasing age qualification from 70 to 75 under certain circumstances (Incorporated by reference to Exhibit 3.6, Item 21(a), Part II of Form S-4, Registration No. 33-62915, effective November 9, 1995.

         4.4 Amendment to Bylaws amending Article III, Section 1 to increase stated time period from 90 to 120 days (Incorporated by reference to Exhibit 3.7, Item 21(a),
                    Part II of Form S-4, Registration No. 33-62915, effective November 9, 1995).

         5.1 Opinion of Williams, Caliri, Miller & Otley, a Professional Corporation, as to the legality of the securities being registered.

         23.1 Consent of Williams, Caliri, Miller & Otley, a Professional Corporation (included in Exhibit 5.1).

         23.2       Consent of Arthur Andersen LLP

         24.1 Power of Attorney of Certain Directors and Officers (included on signature page of this Registration Statement).

         99.1 1996 Stock Option Plan For Nonemployee Directors of Greater Community Bancorp.

                                                EXHIBIT 5.1

                                                            November 13, 1996

Greater Community Bancorp
55 Union Boulevard
Totowa, NJ 07512

Gentlemen:

         We have acted as counsel to Greater Community Bancorp, a New Jersey Corporation (the "Company"), in connection with the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission under the Securities Act of l933, covering the registration of 95,000 shares of the Company's Common Stock, par value $1.00 per share, which may be issued in connection with the Company's 1996 Stock Option Plan For Nonemployee Directors (the "Plan").

         We have examined such documents and instruments and satisfied ourselves as to such other matters as we deemed necessary for the purposes of this opinion.

         Based on the foregoing, we are of the opinion that:

         The shares of Common Stock being registered, when issued and delivered against payment therefor pursuant to the terms of the Plan, on or after the effective date of the Registration Statement, will be legally issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion in the Registration Statement.



                                  Very truly yours,

                                  WILLIAMS, CALIRI, MILLER & OTLEY
                                       A PROFESSIONAL CORPORATION

                                                    EXHIBIT 23.2



                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Greater Community Bancorp:


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 16, 1996 included in Greater Community Bancorp's
(formerly Great Falls Bancorp) Form 10-KSB for the year ended December 31, 1995 and to all references to our Firm included or made a part of this Registration Statement on Form S-8.



                                  ARTHUR ANDERSEN LLP


Roseland, New Jersey
November 12, 1996

                                                    EXHIBIT 99.1


                       GREATER COMMUNITY BANCORP
                     (FORMERLY GREAT FALLS BANCORP)
                         1996 STOCK OPTION PLAN
                        FOR NONEMPLOYEE DIRECTORS

                          ARTICLE I.  PURPOSES

         The purposes of the Great Falls Bancorp 1996 Stock Option Plan for Nonemployee Directors (the "Plan") are to (i) attract and retain highly qualified nonemployee directors of Great Falls Bank and Bergen Commercial Bank (the "Bank Subsidiaries"), which are the bank subsidiaries of Great Falls Bancorp (the "Corporation"), (ii) align the long-term interests of nonemployee directors of the Bank Subsidiaries and the Corporation's stockholders by creating a direct link between compensation of nonemployee directors and stockholder return, (iii) enable nonemployee directors of the Bank Subsidiaries to develop and maintain stock ownership positions in the Corporation, and (iv) provide incentives to such nonemployee directors to contribute to the Corporation's success. To achieve these objectives, the Plan provides for the granting of "nonqualified stock options" to the nonemployee directors of the Bank Subsidiaries.


                        ARTICLE II.  DEFINITIONS

         Whenever the following terms are used in this Plan, they shall have the meanings specified below:

         (a)   "Affiliate" shall mean the Corporation or a Subsidiary.

         (b) "Bank Subsidiaries" means Great Falls Bank and Bergen Commercial Bank, both of which are banking corporations of the State of New Jersey and Subsidiaries of the Corporation. "Bank Subsidiary" means either Great Falls Bank or Bergen Commercial Bank, as the context may require.

         (c)   "Board" shall mean the Board of Directors of the Corporation.

         (d) "Cause" shall mean (i) the conviction of the Participant of a felony by a court of competent jurisdiction, (ii) the indictment of the Participant by a State or Federal grand jury of competent jurisdiction for embezzlement or misappropriation of funds of an Affiliate or for any act of dishonesty or lack of fidelity towards an Affiliate, (iii) the written confession by the Participant of any act of dishonesty towards an Affiliate or any embezzlement or misappropriation of an Affiliate's funds, or (iv) willful or gross neglect of the duties for which the Participant was responsible, all as the Board, in its sole discretion, may determine.

         (e) "Change in Control" shall mean the occurrence of one or more of the following events: (i) the Corporation acquires actual knowledge that any person (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than an Affiliate is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 25% of the combined voting power of the Corporation's then outstanding securities; (ii) the first purchase of Common Stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by an Affiliate); (iii) the approval by the Corporation's stockholders of (a) a merger or consolidation of the Corporation with or into another corporation (other than a merger or consolidation in which the Corporation is the surviving corporation and which does not result in any reclassification or reorganization of the Corporation's then outstanding shares of Common Stock or a change in the Corporation's directors, other than the addition of not more than three directors), (b) a sale or disposition of all or substantially all of the Corporation's assets, or
(c) a plan of liquidation or dissolution of the Corporation; (iv) during any period of two consecutive calendar years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least two-thirds thereof, unless the election or nomination for the election by the Corporation's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or (v) a sale of (a) Common Stock of the Corporation if after such sale any person (as defined above) other than an Affiliate owns a majority of the Common Stock or (b) all or substantially all of the Corporation's assets (other than in the ordinary course of business).

         (f) "Code" shall mean the Internal Revenue Code of 1986, as now in effect or as hereafter amended. (All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.)

         (g) "Common Stock" shall mean the common stock of the Corporation, par value $1.00 per share.

         (h) "Corporation" shall mean Great Falls Bancorp, a New Jersey business corporation.

         (i) "Disability" shall mean permanent and total disability as defined by the Corporation's employee welfare benefit plan offering a long-term disability benefit, or, if no such benefit is offered, as defined by Section 105(d)(4) of the Code (prior to the repeal of such Section). "Disability" shall also exist if documented by a signed written opinion of a currently licensed medical doctor reasonably satisfactory to the Board, which written opinion shall set forth, without limitation, a medical opinion that the Participant is permanently disabled, the reasons for such disability, and the date of commencement of such disability.

         (j) "Employee" shall mean a common law employee (as defined in accordance with the regulations and Revenue Rulings then applicable under
Section 3401(c) of the Code) of an Affiliate.

         (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

         (l) "Fair Market Value of Stock" shall mean for all purposes of the Plan as follows: (A) if the Shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or other comparable quotation system and have been designated as a National Market System ("NMS") security, fair market value on any date shall be the last sale price reported for the Shares on such system on such date or on the last day preceding such date on which a sale was reported; (B) if the Shares are admitted to quotation on NASDAQ and have not been designated an NMS security, fair market value on any date shall be the average of the highest bid and lowest asked prices of the Shares on such system on such date; (C) if the Shares are admitted to trading on a national securities exchange, fair market value on any date shall be the last sale price reported for the Shares on such exchange on such date or on the last date preceding such date on which a sale was reported; or (D) if neither (A), (B) nor (C) applies to the Shares, fair market value on any date shall be a price equal to the mean between the closing bid and asked prices for Shares, as quoted in writing to the Corporation by Ryan, Beck & Co., Inc., a principal market maker for transactions in the Corporation's Common Stock on the over-the-counter market, or other market maker designated by the Board.

         (m) "Participant" shall mean any one of the individuals who was a member of the Board of Directors of either of the Bank Subsidiaries on February 20, 1996 provided such individual was not also an Employee on such date.

         (n) "Plan" shall mean the Great Falls Bancorp 1996 Stock Option Plan for Nonemployee Directors, as may be amended from time to time.

         (o) "Secretary" shall mean the corporate secretary of the Corporation.

         (p) "Securities Act" shall mean the Securities Act of 1933, as now in effect or as hereafter amended.

         (q)   "Shares" shall mean shares of Common Stock.

         (r) "Stock Option" shall mean a right to purchase Common Stock which is awarded in accordance with the terms of this Plan.

         (s) "Subsidiary(ies)" shall mean any corporation or other legal entity, domestic or foreign, more than 50% of the voting power of which is owned or controlled, directly or indirectly by the Corporation.

         (t) "Terminate (Termination of) Service (or Termination)" shall mean the time at which the Participant ceases to provide services to an Affiliate as a director or an Employee, but shall not include a lapse in providing services which the Board determines to be a temporary leave of absence.

                      ARTICLE III.  ADMINISTRATION

         The Plan shall be administered by the Board. No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or any Stock Option granted pursuant thereto. All members of the Board shall be indemnified by the Corporation with respect to any such action, determination or interpretation to the fullest extent permitted by law.

         The Board is authorized, subject to the provisions of the Plan, to:
(i) grant Stock Options to the respective Participants to purchase the respective numbers of Shares indicated in Article VI of this Plan, either following approval of the adoption of the Plan by the Corporation's shareholders or prior to shareholder approval but subject to subsequent approval of the Plan by the Corporation's shareholders; (ii) determine the exercise price of the Shares subject to each Stock Option, which price shall be not less than the minimum specified in Section 6.1; (iii) determine who is a "nonemployee director" of a Bank Subsidiary eligible to be a Participant; (iv) establish such rules and regulations as it deems necessary for the proper administration of the Plan; and (v) make whatever determinations and interpretations in connection with the Plan as it deems necessary or advisable. All determinations and interpretations made by the Board shall be binding and conclusive on all Participants and on their legal representatives and beneficiaries.

         The provisions of this Article III shall survive any termination of the Plan.


                   ARTICLE IV.  SHARES SUBJECT TO PLAN

         The aggregate maximum number of Shares that may be made subject to Stock Options granted pursuant to the Plan is Ninety-Five Thousand
(95,000) (or the number and kind of Shares or other securities which are substituted for those Shares or to which those Shares are adjusted pursuant to the provisions of Article VIII of the Plan). The Corporation shall reserve such number of Shares for the purposes of the Plan out of its authorized but unissued shares, or out of Shares held in the Corporation's treasury, or partly out of each, as shall be determined by the Board. No fractional Shares shall be issued with respect to Stock Options granted under the Plan.

         In the event that any outstanding Stock Option under the Plan for any reason expires, is terminated, forfeited or is canceled at any time, the shares subject to such Options will be unavailable for future grants under the Plan.


           ARTICLE V.  ELIGIBILITY FOR AWARD OF STOCK OPTIONS

         Only a Participant (as defined in paragraph (m) of Article II) shall be eligible to be granted Stock Options; provided, however, that a Participant shall not be eligible unless such Participant is still a nonemployee director of one of the Bank Subsidiaries on the date Stock Options are granted by the Board under the Plan.


                   ARTICLE VI.  GRANT OF STOCK OPTIONS

         Each Participant other than Anthony M. Bruno, Jr. shall be eligible to be granted Stock Options to purchase Three Thousand (3,000) Shares on the terms and conditions set forth in this Article VI. Anthony M. Bruno, Jr. shall be eligible to be granted Stock Options to purchase Fifty
Thousand (50,000) Shares on the terms and conditions set forth in this
Article VI. Stock Options shall be evidenced by Stock Option agreements in such form as the Board approves. Stock Option agreements shall conform to the provisions of the Plan and shall be identical for all Participants except as necessary solely to reflect differences in the number of shares covered by the Stock Options.

6.1 OPTION PRICE OF STOCK OPTIONS. The exercise price for each Stock Option granted under the Plan shall be equal to the Fair Market Value of the Stock on the date of grant.

6.2  VESTING, EXERCISABILITY AND TERMS OF STOCK OPTIONS.

         (a) Stock Options will become "vested" at the rate of 20% per year (10,000 Shares per year for Mr. Bruno and 600 Shares per year for each of the Participants other than Mr. Bruno) commencing on the date of grant and continuing on each January 1 thereafter on which the Participant remains a director of a Bank Subsidiary and/or a director of an Affiliate and/or Employee of an Affiliate.

         (b) Each group of "vested" Stock Options will thereafter become exercisable at the rate of 20% per year commencing on the later of (a) six
(6) months and one day after the date the Stock Options are granted or (b) January 1st after each vesting date.

         (c) All Stock Options will generally lapse on December 31, 2006 to the extent not fully exercised prior thereto.

         (d) Upon the Termination of Service of a Participant due to voluntary resignation or involuntary removal without Cause, all Stock Options which have not become exercisable before the date the Participant Terminates Service shall be forfeited and terminated immediately. The Participant may exercise a Stock Option to the extent it was exercisable by him on the date immediately preceding such Termination within the lesser of (i) one month from the date of Termination (six months from the date of Termination in the case of voluntary resignation), or (ii) the balance of the stated term of the Stock Option. If a Participant shall be removed as a director of an Affiliate for Cause, all Stock Options granted to such Participant that have not been exercised prior to such Termination for Cause shall, whether or not exercisable, be forfeited immediately upon such Termination.

6.3 ACCELERATED VESTING AND EXERCISABILITY OF STOCK OPTIONS. If a Participant shall Terminate Service by reason of his death or Disability, all Stock Options granted to such Participant which have not become exercisable on or before the date of such Termination shall immediately become both "vested" and fully exercisable. All Stock Options held by such Participant may be exercised by the Participant, his estate or beneficiary, or his representative, as the case may be, for a period of one year from the date of such Termination, or until the expiration of the stated term of such Stock Options, whichever period is shorter.

         Notwithstanding the provisions of Section 6.2, in the event of a Change in Control, any Stock Option granted under the Plan to a Participant which has not, as of the date of the Change in Control, become exercisable shall immediately become both "vested" and fully exercisable.

6.4 NONTRANSFERABILITY OF STOCK OPTIONS. No Stock Option shall be transferable except by will or the laws of descent and distribution. During the Participant's lifetime, the Stock Option shall be exercisable only by him or, in the event of the Participant's incapacity or death, by the Participant's guardian or legal representative. More specifically, without limitation, no Stock Option may be assigned, transferred (except as specifically permitted by the Plan or the terms of the specific Stock Option agreement consistent with the Plan), pledged or hypothecated in any way, nor shall it be assignable by operation of law or subject to execution, attachment, garnishment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of a Stock Option contrary to the provisions hereof, and the levy of any execution, attachment, garnishment or similar process upon the Stock Option, shall be null and void, and without force or effect. The Board may, however, in its sole discretion, allow for transfers of Stock Options to family members, subject to such conditions or limitations as the Board may establish to ensure compliance with Rule 16b-3 promulgated pursuant to the Exchange Act, or for other purposes.

6.5 NO OBLIGATION TO EXERCISE STOCK OPTIONS. The grant of a Stock Option shall impose no obligation on the Participant to exercise such Stock Option.

6.6 CANCELLATION OF STOCK OPTIONS. The Board in its discretion may, with the consent of any Participant, cancel any outstanding Stock Option.

6.7 NO RIGHTS AS A STOCKHOLDER. A Participant or a transferee of a Stock Option shall have no rights as a stockholder with respect to any Share covered by his Stock Option until he shall have become the holder of record of such Share, and he shall not be entitled to any dividends or distributions or other rights in respect of such Share for which the record date is prior to the date on which he shall have become the holder of record thereof.

6.8 DEFERRED EXERCISE OF STOCK OPTIONS. If a Participant's timely exercise of a Stock Option during a given taxable year, together with any other compensation paid to the Participant for such year, would result in a disallowance for Federal income tax purposes, pursuant to Section 402(m) of the Code, of a deduction to the Corporation of all or part of the Participant's income to be recognized during such taxable year for Federal income tax purposes upon such exercise, then such Participant's exercise of such Stock Option shall be ineffective and such exercise shall be automatically deferred (except to the extent specifically permitted by the Board) beyond the end of such taxable year of the Corporation to the extent necessary to avoid such disallowance of a deduction to the Corporation. The deferral of exercise of a Stock Option provided by this
Section 6.9 shall be until the next succeeding taxable year in which the Corporation is not denied a tax deduction related to such exercise. The deferral of exercise is for the Corporation's benefit and therefore supersedes any other limitation on exercisability which may be set forth in any other provision of this Plan or any Stock Option agreement.


                 ARTICLE VII.  EXERCISE OF STOCK OPTIONS

         Any Stock Option may be exercised in whole or in part at any time subsequent to such Stock Option's becoming exercisable during the term of such Stock Option; provided, however, that each partial exercise shall be for whole Shares only. Each Stock Option, or any exercisable portion thereof, may only be exercised by delivery to the Secretary or his office of (i) notice in writing signed by the Participant (or other person then entitled to exercise such Stock Option) that such Stock Option, or a specified portion thereof, is being exercised; (ii) payment in full for the purchased Shares (as specified in Section 7.2 below); (iii) such representations and documents as are necessary or advisable to effect compliance with all applicable provisions of Federal or State securities laws or regulations; (iv) in the event that the Stock Option or portion thereof shall be exercised pursuant to Section 6.3 or 6.4 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Stock Option or portion thereof; and (v) full payment to the Corporation of all amounts which, under Federal or State law, it is required to withhold upon exercise of the Stock Option (as specified in Section 7.3 below).

7.1 SHARE CERTIFICATES. Upon receiving notice and payment, the Corporation will cause to be delivered to the Participant, as soon as practicable, a certificate in the Participant's name for the Shares purchased. The Shares issuable and deliverable upon the exercise of a Stock Option shall be fully paid and nonassessable. The Corporation shall not be required to issue or deliver any certificate or certificates for Shares purchased upon the complete or partial exercise of the Stock Option prior to fulfillment of (i) the completion of any registration or other qualification of such Shares under any Federal or State law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body which may be necessary or advisable; and (ii) the obtaining of any approval or other clearance from any Federal or State governmental agency which may be necessary or advisable.

7.2 PAYMENT FOR SHARES. Payment for Shares purchased under a Stock Option granted hereunder shall be made in full upon exercise of the Stock Option, (i) by certified or bank cashier's check payable to the order of the Corporation, (ii) in the form of Shares already owned by the Participant based in any such instance on the Fair Market Value of the Stock on the date the Stock Option is exercised, or (iii) by a combination of cash and Shares already owned. To the extent the Stock Option exercise price is paid in Shares as provided above, Shares delivered by the Participant may be Shares which were received by the Participant upon exercise of one or more Stock Options, but only if such Shares have been held by the Participant for at least six months.

7.3 SHARE WITHHOLDING. The Board shall require that a Participant pay to the Corporation, at the time of exercise of a Stock Option, such amount as the Board deems necessary to satisfy the Corporation's obligation, if any, to withhold Federal or State income or other taxes incurred by reason of the exercise or the transfer of Shares thereupon. A Participant may satisfy such withholding requirements by having the Corporation withhold from the number of Shares otherwise issuable upon exercise of the Stock Option that number of shares having an aggregate fair market value on the date of exercise equal to the minimum amount required by law to be withheld; provided, however, that in the case of an exercise by a Participant who is subject to Section 16(b) of the Exchange Act, such Participant must (i) exercise the Stock Option during the period beginning on the third business day following the date of release to the press of the quarterly or annual summary of earnings for the Corporation, and ending on the twelfth business day following such date, or (ii) irrevocably elect to utilize Share withholding at least six months prior to the date of exercise.

7.4 LOANS. The Corporation may make loans to such Participants as the Board, in its discretion, may determine in connection with the exercise of Stock Options granted under the Plan. Such loans shall be subject to the following terms and conditions and such other terms and conditions as the Board shall determine not inconsistent with the Plan. Any such loan must bear interest at a rate, and otherwise be on repayment terms, which are not more favorable to the Participant than comparable loans by the Bank Subsidiaries to unrelated customers at the time the loan is made.
In no event may the principal amount of any such loan exceed the exercise price, at the date of exercise, of the Shares covered by the Stock Option or portion thereof exercised by the Participant. When a loan shall have been made, the Board shall require that Shares of Common Stock and/or other collateral having a value at least equal to the amount of the loan having a fair market value at least equal to the principal amount of the loan shall be pledged by the Participant to the Corporation as security for payment of the unpaid balance of the loan. Every such loan shall also comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction thereof.


          ARTICLE VIII.  ADJUSTMENT FOR RECAPITALIZATION, ETC.

         The aggregate number of Shares which may be purchased under the Plan pursuant to Stock Options, the number of Shares covered by each outstanding Stock Option, and the exercise price of each Stock Option shall be appropriately adjusted for any increase or decrease in the number of outstanding Shares resulting from a stock split or other subdivision or consolidation of Shares or for other capital adjustments or payments of stock dividends or distributions, other increases or decreases in the outstanding Shares effected without receipt of consideration by the Cor-poration, or reorganization, merger or consolidation, or other similar change affecting the Shares.

         Such adjustment to a Stock Option shall be made without a change to the total exercise price applicable to the unexercised portion of the Stock Option (except for any change in the aggregate price resulting from rounding-off of Share quantities or prices). Any such adjustment made by the Board shall be final and binding upon all Participants, the Corporation, their representatives, and all other interested persons. No fractional Shares shall be issued as a result of such adjustment.

         In the event of a transaction involving (i) the liquidation or dissolution of the Corporation, (ii) a merger or consolidation in which the Corporation is not the surviving corporation or (iii) the sale or disposition of all or substantially all of the Corporation's assets, provision shall be made in connection with such transaction for the assumption of Stock Options theretofore granted under the Plan, or the substitution for such Stock Options of new Stock Options of the successor corporation, with appropriate adjustment as to the number and kind of Shares and the purchase price for Shares thereunder, or, in the discretion of the Board, the Plan and the Stock Options issued hereunder shall terminate on the effective date of such transaction if appropriate provision is made for payment to the Participant of an amount in cash equal to the fair market value of a Share multiplied by the number of Shares subject to the Stock Options (to the extent such Stock Options have not been exercised) less the exercise price for such Stock Options (to the extent such Stock Options have not been exercised); provided, however, that in no event shall the Board take any action or make any determination under this Article VIII which would prevent a transaction described in clause (ii) or (iii) above from being treated as a pooling of interests under generally accepted accounting principles.


     ARTICLE IX.  GOVERNMENT REGULATIONS AND REGISTRATION OF SHARES

         The Plan, and the grant and exercise of Stock Options thereunder, and the Corporation's obligation to sell and deliver Shares, shall be subject to all applicable Federal and State laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required.

         Each Stock Option is subject to the requirement that if, at any time, the Board determines, in its absolute discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or NASDAQ or under any State or Federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Shares, no Shares shall be issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained, free of any conditions not acceptable to the Board. The Corporation shall not be deemed, by reason of the granting of any Stock Option, to have any obligation to register the Shares subject to such Stock Option under the Securities Act or to maintain in effect any registration of such Shares which may be made at any time under the Securities Act.

         Unless a registration statement under the Securities Act and the applicable rules and regulations thereunder is then in effect with respect to Shares issued upon exercise of any Stock Option (which registration shall not be required), the Corporation shall require that the offer and sale of such Shares be exempt from the registration provisions of said Act. In furtherance of such exemption, the Corporation may require, as a condition precedent to the exercise of any Stock Option, that the person exercising the Stock Option give to the Corporation written representation and undertaking, satisfactory in form and substance to the Corporation, that he is acquiring the Shares for his own account for investment and not with a view to the distribution or resale thereof and otherwise establish to the Corporation's satisfaction that the offer or sale of the Shares issuable upon exercise of the Stock Option will not constitute or result in any breach or violation of the Securities Act or any similar State act or statute or any rules or regulations thereunder. In the event a Registration Statement under the Securities Act is not then in effect with respect to the Shares issued upon exercise of a Stock Option, the Corporation shall place upon any stock certificate an appropriate legend referring to the restrictions on disposition under the Securities Act.

         The Corporation is relieved from any liability for the nonissuance or nontransfer or any delay in issuance or transfer of any Shares subject to Stock Options under the Plan which results from the inability of the Corporation to obtain, or in any delay in obtaining, from any regulatory body having jurisdiction, all requisite authority to issue or transfer Shares upon exercise of the Stock Options under the Plan if counsel for the Corporation deems such authority necessary for lawful issuance or transfer of any such Shares. Appropriate legends may be placed on the stock certificates evidencing Shares issued upon exercise of Stock Options to reflect such transfer restrictions.


                      ARTICLE X.  OTHER PROVISIONS

         The validity, interpretation and administration of the Plan and any rules, regulations, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of New Jersey.

         As used herein, the masculine gender shall include the feminine gender.

         The headings in the Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

         All notices or other communications made or given pursuant to this Plan shall be in writing and shall be sufficiently made or given if hand-delivered or mailed by certified mail, addressed to any Participant at the address contained in the records of the Corporation or to the Corporation at its principal office.

         The proceeds received from the sale of Shares pursuant to the Plan shall be used for general corporate purposes.

         Nothing in the Plan or in any Stock Option granted hereunder shall confer on any Participant any right to continue as, or to become, a director or Employee of any Affiliate, or to interfere in any way with the right of the Corporation or any of its Subsidiaries to terminate such Participant's status as an Employee or as a director of any Subsidiary at any time, subject to the Participant's contract rights, if any, and applicable law.

         The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Board shall interpret and administer the provisions of the Plan or any Stock Option in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

         All expenses and costs incurred in connection with the operation of the Plan shall be borne by the Corporation.

         The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Affiliates, or any of them. Nothing in this Plan shall be construed to limit the right of any Affiliate (i) to establish, alter or terminate any other forms of incentives, benefits or compensation for directors and/or Employees, including, without limitation, conditioning the right to receive other incentives, benefits or compensation on an individual's not participating in this Plan; or (ii) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, without limitation, the grant or assumption of stock options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock, or assets of any corporation, firm or association.

         Participants shall have no rights as shareholders unless and until certificates for Shares are registered in their names in satisfaction of a properly exercised Stock Option.

         If the Board shall find that any person to whom any benefit is due or payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative), may, if the Board so determines, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Board to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Board and the Corporation therefor.


         ARTICLE XI.  EFFECTIVE DATE AND EXPIRATION DATE OF PLAN

         The Plan is effective as of such date as it is approved by the stockholders of the Corporation in a manner which complies with Rule 16b-3 under the Exchange Act and applicable State law.


            ARTICLE XII.  AMENDMENT OR DISCONTINUANCE OF PLAN

         The Board may, without the consent of the Corporation's stockholders or Participants under the Plan, at any time terminate the Plan entirely, and at any time or from time to time amend or modify the Plan, provided that no such action shall adversely affect Stock Options theretofore granted hereunder without the Participant's consent, and provided further that no such action by the Board, without approval of the stockholders, may (i) increase the total number of Shares which may be purchased or acquired pursuant to Stock Options granted under the Plan, either in the aggregate or for any Participant or eligible nonemployee director, except as contemplated in Article VIII; (ii) expand the class of individuals eligible to receive Stock Options under the Plan; (iii) decrease the minimum Stock Option exercise price; (iv) extend the maximum term of Stock Options granted hereunder; or (v) take any other action requiring stockholder approval under Rule 16b-3 under the Exchange Act. No amendment or modification may become effective if it would cause the Plan to fail to meet the applicable requirements of Rule 16b-3.


                   ARTICLE XIII.  SHAREHOLDER APPROVAL

         Anything in the Plan to the contrary notwithstanding, the grant of Stock Options hereunder shall be of no force or effect, and no Stock
Option granted hereunder shall vest or become exercisable in any respect, unless and until the Plan is approved by the affirmative vote of the holders of a majority of the Shares present, in person or by proxy, and entitled to vote at a meeting of the shareholders of the Corporation duly held in accordance with the laws of New Jersey.